Exhibit 10.5

Execution Version

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT, as it may be amended, restated, supplemented or otherwise modified from time to time (this “Agreement”), is executed as of April 11, 2025, by and between zSpace, Inc., a Delaware corporation (the “Grantor”), in favor of the signatories to the Security Agreement (as defined below) as secured parties (the “Secured Parties”) and [•], a Delaware limited partnership in its capacity as collateral agent for the Secured Parties (“Agent”).

RECITALS

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), the Secured Parties have agreed to fund the Grantor with respect to that certain Senior Secured Convertible Notes issued by the Grantor to the Secured Parties (the “Notes”);

WHEREAS, in order to induce the Secured Parties to extend the loans evidenced by the Notes, the Grantor is executing and delivering to the Secured Parties a security agreement (the “Security Agreement”), which, among others, grants the Secured Parties, pari passu with each other Secured Party and through the Agent, a security interest in certain property of the Grantor to secure the prompt payment, performance and discharge in full of all of the Grantor’s obligations under the Notes;

WHEREAS, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Security Agreement; and

WHEREAS, pursuant to the Security Agreement, the Grantor is required to execute and deliver this Agreement with respect to the Grantor’s Intellectual Property.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of the Obligations (as defined in the Security Agreement), Grantor hereby represents, warrants, covenants and agrees as follows:

AGREEMENT

1.	Grant of Security Interest. To secure the Obligations, Grantor grants and pledges to the Agent a first priority security interest in all of Grantor’s right, title and interest in, to and under its United States intellectual property (all of which shall collectively be called the “Intellectual Property Collateral”), including, without limitation, the following:

(a)	All United States registered copyrights, copyright applications and copyright registrations, including but not limited to Grantor’s United States registered copyrights and copyright registrations and United States applications for copyright registrations listed in Exhibit A attached hereto and all of Grantor’s copyrights that are not registered in the United States Copyright Office, including derivative works, all license agreements with respect to the Copyrights and any and all royalties, payments and other amounts payable to Grantor in connection with the Copyrights, together with all renewals and extensions of the Copyrights, all rights to sue for past, present or future infringement of the Copyrights, and all manuscripts, documents, writings, tapes, disks, storage media, computer programs, computer databases, computer flow diagrams, source codes, object codes and all tangible property embodying or incorporating the Copyrights, and all other rights of every kind whatsoever accruing thereunder or pertaining thereto (collectively, the “Copyrights”);

(b)	Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c)	Any and all design rights that may be available to the Grantor now or hereafter existing, created, acquired or held;

(d)	All patent and patent application, including, without limitation, the inventions and improvements described and claimed therein, if any, and those patents listed on Exhibit B attached hereto, and (a) the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof; (b) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof; (c) the right to sue for past, present and future infringements thereof; and (d) all rights corresponding thereto throughout the world (collectively, the “Patents”);

(e)	Any registered trademark, trademark registration, trade name and trademark application (other than any “intent to use” trademark applications for which a statement of use has not been filed (but only until such statement is filed)), registered service mark, service mark registration, service name and service mark application, if any, including, without limitation, the trademarks, trademark registrations, trade names and trademark applications, service marks, service mark registrations, service names and service mark applications listed on Exhibit C attached hereto, and (a) renewals thereof; (b) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payment for past or future infringements thereof; (c) the right to sue for past, present and future infringements thereof; and (d) all rights corresponding thereto throughout the world (collectively, the “Trademarks”);

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(f)	All mask works or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired, including, without limitation those set forth on Exhibit D attached hereto (collectively, the “Mask Works”);

(g)	Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(h)	All licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(i)	All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and

(j)	All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

Notwithstanding anything to the contrary herein, the Intellectual Property Collateral shall not include any United States intent-to-use trademark or service mark applications filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, at all times prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto with the United States Patent and Trademark Office or otherwise.

2.	Recordation. The Grantor authorizes the Commissioner for Patents, the Commissioner for Trademarks and the Register of Copyrights and any other government officials to record and register this Agreement upon request by the Agent. The Grantor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Intellectual Property Collateral without the signature of the Grantor where permitted by law.

3.	Authorization. The Grantor hereby authorizes the Agent to (a) modify this Agreement unilaterally by amending the exhibits to this Agreement to include any Intellectual Property Collateral that Grantor obtains subsequent to the date of this Agreement, and (b) file a duplicate original of this Agreement containing amended exhibits reflecting such new Intellectual Property Collateral.

4.	Loan Documents. This Agreement has been entered into pursuant to and in conjunction with the Security Agreement, which is hereby incorporated by reference. The provisions of the Security Agreement shall supersede and control over any conflicting or inconsistent provision herein. The rights and remedies of the Agent with respect to the Intellectual Property Collateral are as provided by the Security Agreement and related documents, and nothing in this Agreement shall be deemed to limit such rights and remedies.

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5.	Execution in Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart of this Agreement. Each party hereto may execute this Agreement by electronic means and recognizes and accepts the use of electronic signatures and records by any other party in connection with the execution and storage hereof.

6.	Successors and Assigns. This Agreement will be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns.

7.	Governing Law. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the United States and the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction, but with reference to Sections 5-1401 and 5-1402 of the New York General Obligations Law, which by its terms applies to this Agreement).

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IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be executed as a sealed instrument as of the date first written above.

GRANTOR:

ZSPACE INC.

By:
Name:
Title:

AGENT:

[•]

[•]

By:
Name: [•]
Title: [•]

EXHIBIT A

Copyrights

EXHIBIT B

Patents

#	CASE NUMBER	COMMENTS	APPLICATION	PATENT	PATENT	BRIEF DESCRIPTION OF THE APPLICATION OR PATENT
			TITLE	ISSUE DATE	NUMBER
1	6430-00100		Three Dimensional Horizontal Perspective Work Station	03/15/11	7907167	Multiple screen implementation with image re-rendering based on head position and movement.
2	6430-00102	Continuation	Modifying Perspective of Stereoscopic Images Based on Changes in Viewpoint	05/06/14	8717423	Broad claims allowed regarding the basis of zSpace virtual reality through image rendering and projections based on user head position and interaction. Includes a stylus.
3	6430-00103	Continuation	Modifying Perspectives of a 3D Scene Based on Changes in User to Display	03/22/16	9292962	Application was for even broader claims. Removed the need even for stylus input. Allowed claims did not achieve this goal. Rather included the use of a hand gesture input.
4	6430-00104	Continuation		06/20/17	9684994
5	6430-00501		Presenting a View Within a Three Dimensional Scene	05/06/14	8717360	Camera on the end of the projection of the stylus. Image can be seen on an auxiliary or PIP screen. Can be 2D or 3D.
6	6430-00502	Continuation	Capturing Views within a Three Dimensional Scene	12/01/15	9202306	Purpose of the patent is to extend the claims of 8717360.
7	6430-00503	Continuation	Presenting a View Within a Three Dimensional Scene	11/21/17	9824485	Purpose of the patent is to extend the claims of 9202360.
8	6430-00602		Detection of Partially Obscured Objects in Three Dimensional Stereoscopic Scenes	03/29/16	9299183	Means of identifying and using the stylus to interact with partically obscured objects in 3D space.
9	6430-00603	Continuation	Detection of Partially Obscured Objects in Three Dimensional Stereoscopic Scenes	07/11/17	9704285	Means of identifying and using the stylus to interact with partically obscured objects in 3D space.
10	6430-00701		Tools for use within a Three Dimensional Scene	02/04/14	8643569	Means of identifying and using the stylus to interact with partically obscured objects in 3D space.

11	6430-01401		Three-Dimensional Tracking of a User Control Device in a Volume	03/03/15	8970625	Means of identifying and using the stylus to interact with partically obscured objects in 3D space.
12	6430-01403	Chinese	Three-Dimensional Tracking of a User Control Device in a Volume	04/19/17	CN103443746B	Means of identifying and using the stylus to interact with partically obscured objects in 3D space.
13	6430-01408	Chinese divisional	Three-Dimensional Tracking of a User Control Device in a Volume	02/21/20	CN106774880B	Means of identifying and using the stylus to interact with partically obscured objects in 3D space.
14	6430-01404	EPO	Three-Dimensional Tracking of a User Control Device in a Volume	09/30/19	2656181	European application corresponding to 8970625.
15	6430-01409	EPO divisional	Three-Dimensional Tracking of a User Control Device in a Volume	06/30/21	3584682	European application corresponding to 8970625.
16	6430-01405	U.S. divisional	Three-Dimensional Tracking of a User Control Device in a Volume	12/01/15	9201568	Pur[pose of the patent is to extend the claims of 8970625.
17	6430-01502	Continuation	Three Dimensional Collaboration	03/14/17	9595127	Extends the claims of 13/333,339 (1501 since abandoned).
18	6430-01600	Bounce suppression	Liquid Crystal Variable Drive Voltage	07/22/14	8786529	Means to suppress optical bounce by the adjustment of the driving waveform. Applied to the polarization rotator.
19	6430-01601	Continuation #1	Liquid Crystal Variable Drive Voltage	09/15/15	9134556	Purpose of the patent is to extend the claims of 8786529.
20	6430-01602	Continuation #2	Liquid Crystal Variable Drive Voltage	05/01/18	9958712	Application attempts to further extend the claims of 9134556.
21	6430-01701	Compensating waveplate in lens	Optimizing Stereo Video Display	08/15/17	9736466	Designing the overdrive table based on left and right perspective.
22	6430-01801		Extended Overdrive Tables and Use	10/13/15	9161025	Head position and temperature based over drive tables.
23	6430-01900		Tightly Coupled Interactive Stereo Display	05/31/16	9354718	Invention combines the tracking system and tracking processing system in one box - thus reduces the calibration needed and improves processing. Contributes to the real-virtual model.

24	6430-02001	Design patent	Stylus with Three Distinct Button Configurations	12/09/14	D719162	Design patent for the industrial design of the stylus. Particular point of interest is the inclusion of 3 buttons (a feature that could not be found elsewhere in the literature).
25	6430-02101	Head tracking based on eyewear	Head Tracking Eyewear System	08/11/15	9106903	Five tracking points on eye ware. Nose + two sides. The marker pattern design has a significant impact on user comfort.
26	6430-02102		Head Tracking Eyewear System	10/18/16	9473763	Invention combines the tracking system and tracking processing system in one box - thus reduces the calibration needed and improves processing. Contributes to the real-virtual model.
27	6430-02103	Continuation	Head Tracking Eyewear System	07/11/17	9706191	Invention combines the tracking system and tracking processing system in one box - thus reduces the calibration needed and improves processing. Contributes to the real-virtual model.
28	6430-02303		Indirect 3D Scene Positioning Control	03/22/16	9292184	Interacting with a virtual scene at a perspective which is independent from the perspective of the user. Other perspective can be defined by a stylus.
29	6430-02304	Continuation	Indirect 3D Scene Positioning Control	01/09/18	9864495	Interacting with a virtual scene at a perspective which is independent from the perspective of the user. Other perspective can be defined by a stylus.
30	6430-02801		Operations in Three Dimensional Display System	11/28/17	9829996	Within the volume in which the stylus is effective, lets part of the volume be 3D and lets part be 2D. As the stylus moves from one to the other its’ functionality changes from 3D to 2D.
31	6430-02802	Continuation	Three Dimensional Display System and Use	02/06/18	9886102	Application attempts to obtain additional claim coverage for application issued patent 9829996.
32	6430-03000		Multi-Plane Horizontal Perspective Display	09/14/10	7796134	zSpace in multiple display configurations. Central and horizontal perspectives.
33	6430-03100		Brain Balancing by Binural Beat	08/03/10	7769439	In the area of biofeedback.
34	6430-03400	Handedness	Methods for Automatically Assessing User Handedness in Computer Systems and the Utilization of Such Information	12/12/17	9841821	Automatic and non-automatic means to assess user handedness in the hardware of current and future zSpace systems. Includes the uses of such information.

35	6430-03600	Humming	The Use of Modified Driving Waveform to Eliminate the Acoustic Noise During Driving of a Liquid Crystal Polarization Rotator	05/01/18	9958695	Likely to be of increased importance as the driving voltage increases in next generation polarization rotators.
36	6430-03700	Cloud	The Use of the Cloud in 3D-Based Design and Collaboration	12/02/14	8903958	A system relating to cloud based collaboration. More particularly, to systems and methods for accessing three-dimensional imaging software on a remote server.
37	6430-03701	Continuation #1	Systems and Methods for Cloud Based 3D Design and Collaboration	10/06/15	9153069	Extends the claims of 8903958.
38	6430-03702	Continuation #2a	Systems and Methods for Cloud Based 3D Design and Collaboration	05/17/16	9342917	Continuations that narrow the claims of 9153069. The applications were filed inexpensively and seems likely to issue with a terminal disclaimer.
39	6430-03703	Continuation #2b	Systems and Methods for Cloud Based 3D Design and Collaboration	03/15/16	9286713	Continuations that narrow the claims of 9153069. The applications were filed inexpensively and seems likely to issue with a terminal disclaimer.
40	6430-04001	Move to plane of display	Zero Parallax Drawing within a Three Dimensional Display	07/10/18	10019130	Move the object that is manipulated into the zero parallax plane of the screen. Reduces eye fatigue.
41	6430-04002	Continuation	Zero Parallax Drawing within a Three Dimensional Display	08/11/20	10739936	Move the object that is manipulated into the zero parallax plane of the screen. Reduces eye fatigue.
42	6430-04101		Non-Linear Navigation of a Three Dimensional Stereoscopic Display	06/28/16	9380295	A virtual object moves in/out faster when the head/stylus moves in/out. That is, the relation is not 1:1 but “nonlinear.”
43	6430-04102	Continuation	Non-Linear Navigation of a Three Dimensional Stereoscopic Display	01/24/17	9554126	A virtual object moves in/out faster when the head/stylus moves in/out. That is, the relation is not 1:1 but “nonlinear.”
44	6430-04300	Stereocomfort	Enhancing the Coupled Zone of a Stereoscopic Display	06/13/17	9681122	Means of enhancing stereo comfort.
45	6430-04400	Stereocomfort calibration 1:1	Enhancing the Coupled Zone of a Stereoscopic Display	09/01/15	9123171	1:1 real to virtual object calibration using a wireframe.
46	6430-04401	Stereocomfort calibration 1:1	Enhancing the Coupled Zone of a Stereoscopic Display	10/11/16	9467685	Extends the claims of 9123171.

47	6430-04501	Stylus Cam	User Input Device Camera	06/11/19	10321126	Configurations and uses of a virtual video camera associated with the stylus.
48	6430-04502	Continuation	User Input Device Camera	03/22/22	11284061	Configurations and uses of a virtual video camera associated with the stylus.
49	6430-04900	Lightfield	A Head Tracked Stereoscopic Display System that Utilizes Light Field Type Data	01/17/17	9549174	The use of light field type data in a head tracked stereoscopic display system. Includes means of image capture, data compression and display.
50	6430-04901	Continuation	Continuation. Stereoscopic Display System that Utilizes Light Field Type Data	12/19/17	9848184	The use of light field type data in a head tracked stereoscopic display system. Includes means of image capture, data compression and display.
51	6430-05000	Interrogation plane and laser beam	The Configurations and Applications of a Virtual Interrogation Plane Graphical Surface when used in Association with a Stylus-based Stereoscopic Display System	07/11/17	9703400	An alternative to the stylus laser beam. The configuration and uses of an interrogation plane.
52	6430-05100	3D interface demonstrated at CES - Part #1	3D User Interface	05/11/21	11003305	The presentation in stereoscopic 3D of imagery deriving from various types of content resident on the Internet. Includes stereo pairs, videos, animated GIFs and the like. Allows the user to use the stylus to "pull" an object out of the plane of the web page and into 3D space.
53	6430-05800	3D interface demonstrated at CES - Part #2	3D User Interface - 360-degree Visualization of 2D Webpage Content	04/23/19	10271043	The presentation in stereoscopic 3D of imagery deriving from various types of content resident on the Internet. Includes stereo pairs, videos, animated GIFs and the like. Allows the user to use the stylus to "pull" an object out of the plane of the web page and into 3D space.
54	6430-05801	Continuation	3D User Interface - 360-degree Visualization of 2D Webpage Content	03/10/20	10587871	The presentation in stereoscopic 3D of imagery deriving from various types of content resident on the Internet. Includes stereo pairs, videos, animated GIFs and the like. Allows the user to use the stylus to "pull" an object out of the plane of the web page and into 3D space.
55	6430-05802	Continuation	3D User Interface - 360-degree Visualization of 2D Webpage Content	12/8/20	10863168	The presentation in stereoscopic 3D of imagery deriving from various types of content resident on the Internet. Includes stereo pairs, videos, animated GIFs and the like. Allows the user to use the stylus to "pull" an object out of the plane of the web page and into 3D space.

56	6430-05900	3D interface demonstrated at CES - Part #3	3D User Interface - Non-native Stereoscopic Image Conversion	11/13/18	10127715	The presentation in stereoscopic 3D of imagery deriving from various types of content resident on the Internet. Includes stereo pairs, videos, animated GIFs and the like. Allows the user to use the stylus to "pull" an object out of the plane of the web page and into 3D space.
57	6430-05901	Continuation	3D User Interface - Non-native Stereoscopic Image Conversion	04/14/20	10623713	Extends the claims of issued patent 10127715.
58	6430-05200	Smartphone	Personal Electronic Device with a Display System	07/10/18	10019849	Use of a user owned smartphone (or tablet, smartwatch or laptop) as a means of input, output or control of the zSpace system.
59	6430-05300	Probalistic Input + Intelligent Stylus Beam	Intelligent Stylus Beam and Probabilistic Input to 2D and 3D Mapping of Graphical User Interfaces	03/09/21	10943388	Means to enhance speed by which the user can use the stylus to designate an object in a 3D image. Means the enhance the likelihood that the user will designate the proper object. Means utilize the direction of stylus movement, typical combinations of actions in a given application and enhancement of likely target objects. The operation of an Intellegent Stylus Beam.
60	6430-05302	Continuation in the U.S.	Intelligent Stylus Beam and Probabilistic Input to 2D and 3D Mapping of Graphical User Interfaces	05/09/23	11645809	Means to enhance speed by which the user can use the stylus to designate an object in a 3D image. Means the enhance the likelihood that the user will designate the proper object. Means utilize the direction of stylus movement, typical combinations of actions in a given application and enhancement of likely target objects. The operation of an Intellegent Stylus Beam.
61	6430-05303	PCT national filing in China	Intelligent Stylus Beam and Probabilistic Input to 2D and 3D Mapping of Graphical User Interfaces	07/11/23	ZL202080062082.6	Means to enhance speed by which the user can use the stylus to designate an object in a 3D image. Means the enhance the likelihood that the user will designate the proper object. Means utilize the direction of stylus movement, typical combinations of actions in a given application and enhancement of likely target objects. The operation of an Intellegent Stylus Beam.
62	6430-05304	PCT national filing in the EPO	Intelligent Stylus Beam and Probabilistic Input to 2D and 3D Mapping of Graphical User Interfaces			Means to enhance speed by which the user can use the stylus to designate an object in a 3D image. Means the enhance the likelihood that the user will designate the proper object. Means utilize the direction of stylus movement, typical combinations of actions in a given application and enhancement of likely target objects. The operation of an Intellegent Stylus Beam.

63	6430-05600	Integrating real world conditions	Integration of Selected Real World Conditions into the Imagery Presented by a 3D Display System	07/10/18	10019831	Means to enhance the sense of realism and the extent of user immersion in a zSpace session. Includes integration of real world lighting into the virtual world along with reflections of real world objects from virtual objects.
64	6430-05701	Pi cell rotator - compensation	Pi-cell Polarization Switch for a Three Dimensional Display System	01/15/19	10180614	Means to increase the contrast ratio of a Pi-cell based polarization rotator/circularly polarized glasses. Means used utilizes waveplates.
65	6430-05702	Continuation	Pi-cell Polarization Switch for a Three Dimensional Display System	04/07/20	10613405	Extends the claims of issued patent 10180614.
66	6430-06000	3D Web Overlay Part #1	Stereoscopic 3D Webpage Overlay	04/09/19	10257500	The software approach for implementing the presentation of 3D content on a web page.
67	6430-06100	3D Web Overlay Part #2	Transitioning Between 2D and Stereoscopic 3D Webpage Presentation	06/18/19	10324736	The software approach for implementing the presentation of 3D content on a web page.
68	6430-06101	Continuation		12/15/20	10866820	The software approach for implementing the presentation of 3D content on a web page.
69	6430-06201	Segmented backlight for laptop	Segmented Backlight for Dynamic Contrast	12/04/18	10146004	An improvement to the light guide in the backlight assembly of the liquid crystal display. Serves to increase the isolation between the segments and, by doing so, prevent llight leakage from one segment into the next and, thus suppressing ghosting.
70	6430-06202	Continuation	Segmented Backlight for Dynamic Contrast	07/02/19	10338303	Extends the claims of issued patent 10146004.
71	6430-06300	Replacing 2D objects with 3D objects in a web page	Replacing 2D Images with 3D Images	12/31/19	10523921	A web page has a 2D image. Means are disclosed on how to replace the 2D image with a 3D image. The replacement 3D image can derive from a number of sources. 2D to 3D conversion, 360 degree image to stereo pair, subsequent frames from a 2D video, a frame from a 3D video, a 3D library found on line, alternatives available on the web site and so on. Means are disclosed on how to select the best replacement image.

72	6430-06303	Replacing 2D objects with 3D objects in a web page	PCT national filing in China.			A web page has a 2D image. Means are disclosed on how to replace the 2D image with a 3D image. The replacement 3D image can derive from a number of sources. 2D to 3D conversion, 360 degree image to stereo pair, subsequent frames from a 2D video, a frame from a 3D video, a 3D library found on line, alternatives available on the web site and so on. Means are disclosed on how to select the best replacement image.
73	6430-06302	Replacing 2D objects with 3D objects in a web page	U.S. continuation	06/30/20	10701346	A web page has a 2D image. Means are disclosed on how to replace the 2D image with a 3D image. The replacement 3D image can derive from a number of sources. 2D to 3D conversion, 360 degree image to stereo pair, subsequent frames from a 2D video, a frame from a 3D video, a 3D library found on line, alternatives available on the web site and so on. Means are disclosed on how to select the best replacement image.
74	6430-06400	Replacing 2D objects with 3D objects in a web page	Identifying Replacement 3D Images for 2D images via Ranking Criteria	12/31/19	10523922	A web page has a 2D image. Means are disclosed on how to replace the 2D image with a 3D image. The replacement 3D image can derive from a number of sources. 2D to 3D conversion, 360 degree image to stereo pair, subsequent frames from a 2D video, a frame from a 3D video, a 3D library found on line, alternatives available on the web site and so on. Means are disclosed on how to select the best replacement image.
		Replacing 2D objects with 3D objects in a web page		N/A		A web page has a 2D image. Means are disclosed on how to replace the 2D image with a 3D image. The replacement 3D image can derive from a number of sources. 2D to 3D conversion, 360 degree image to stereo pair, subsequent frames from a 2D video, a frame from a 3D video, a 3D library found on line, alternatives available on the web site and so on. Means are disclosed on how to select the best replacement image.
75	6430-06403	Replacing 2D objects with 3D objects in a web page	PCT national filing in China	1/3/2025	201980026572.80	A web page has a 2D image. Means are disclosed on how to replace the 2D image with a 3D image. The replacement 3D image can derive from a number of sources. 2D to 3D conversion, 360 degree image to stereo pair, subsequent frames from a 2D video, a frame from a 3D video, a 3D library found on line, alternatives available on the web site and so on. Means are disclosed on how to select the best replacement image.

76	6430-06404	Replacing 2D objects with 3D objects in a web page	PCT national filing in the EPO			A web page has a 2D image. Means are disclosed on how to replace the 2D image with a 3D image. The replacement 3D image can derive from a number of sources. 2D to 3D conversion, 360 degree image to stereo pair, subsequent frames from a 2D video, a frame from a 3D video, a 3D library found on line, alternatives available on the web site and so on. Means are disclosed on how to select the best replacement image.
77	6430-06402		U.S. continuation	06/30/20	10701347	A web page has a 2D image. Means are disclosed on how to replace the 2D image with a 3D image. The replacement 3D image can derive from a number of sources. 2D to 3D conversion, 360 degree image to stereo pair, subsequent frames from a 2D video, a frame from a 3D video, a 3D library found on line, alternatives available on the web site and so on. Means are disclosed on how to select the best replacement image.
78	6430-06501	Passive stylus with hand gestures	Trackability Enhancement of a Passive Stylus	03/09/21	10942585	Means to enhance the trackability of the stylus.
79	6430-06503	Passive stylus with hand gestures	Continuation	03/29/22	11287905	Means to enhance the trackability of the stylus.
80	6430-06504	Passive stylus with hand gestures	PCT national filing in China	08/23/24	ZL202080051560.3	Means to enhance the trackability of the stylus.
81	6430-06505	Passive stylus with hand gestures	PCT national filing in the EPO			Means to enhance the trackability of the stylus.
82	6430-06600	Pi cell driving method	Pi Cell Drive Waveform	09/06/22	11435602	Pi cell polarization rotator driving merthod that minimizes DC build up at the edge.
83	6430-06601	Pi cell driving method	Pi Cell Drive Waveform	09/24/24	12099264	Continuation extends the claims of patent 11435602.
84	6430-06700	Cloud-based Rendering of Interactive Augmented / Virtual Reality Experiences	zSpace in the Cloud using G5	12/12/23	11843755	Moves some of the computational overhead needed to implement zSpace into the Cloud using 5G capabilieies. Potential benefits include reduced power consumption and less computational power needed. This disclosure may include multiple inventions and is likely to require filing of multiple applications.

85	6430-6701	Cloud-based Rendering of Interactive Augmented / Virtual Reality Experiences	PCT national filing in the EPO.			Moves some of the computational overhead needed to implement zSpace into the Cloud using 5G capabilieies. Potential benefits include reduced power consumption and less computational power needed. This disclosure may include multiple inventions and is likely to require filing of multiple applications.
86	6430-6702	Cloud-based Rendering of Interactive Augmented / Virtual Reality Experiences	U.S. continuation			Moves some of the computational overhead needed to implement zSpace into the Cloud using 5G capabilieies. Potential benefits include reduced power consumption and less computational power needed. This disclosure may include multiple inventions and is likely to require filing of multiple applications.
87	6430-6703	Cloud-based Rendering of Interactive Augmented / Virtual Reality Experiences	U.S. continuation	01/07/25	12192434	Moves some of the computational overhead needed to implement zSpace into the Cloud using 5G capabilieies. Potential benefits include reduced power consumption and less computational power needed. This disclosure may include multiple inventions and is likely to require filing of multiple applications.
88	6430-6704	Cloud-based Rendering of Interactive Augmented / Virtual Reality Experiences	U.S. continuation	03/18/25	12256052	Moves some of the computational overhead needed to implement zSpace into the Cloud using 5G capabilieies. Potential benefits include reduced power consumption and less computational power needed. This disclosure may include multiple inventions and is likely to require filing of multiple applications.
89	6430-6705	Cloud-based Rendering of Interactive Augmented / Virtual Reality Experiences	U.S. continuation	03/18/25	12256053	Moves some of the computational overhead needed to implement zSpace into the Cloud using 5G capabilieies. Potential benefits include reduced power consumption and less computational power needed. This disclosure may include multiple inventions and is likely to require filing of multiple applications.
90	6430-6706	Cloud-based Rendering of Interactive Augmented / Virtual Reality Experiences	U.S. continuation	03/18/25	12256054	Moves some of the computational overhead needed to implement zSpace into the Cloud using 5G capabilieies. Potential benefits include reduced power consumption and less computational power needed. This disclosure may include multiple inventions and is likely to require filing of multiple applications.

EXHIBIT C

Trademarks

EXHIBIT D

Mask Works